EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements Nos. 333-264824, 333-282512, 333-286346 and 333-291713 on Form S-3 of Creative Medical Technology Holdings, Inc., filed with the Securities and Exchange Commission, of our report dated March 20, 2026  with respect to the financial statements of Creative Medical Technology Holdings, Inc. appearing in the Annual Report on Form 10-K as of and for the years ended December 31, 2025 and 2024.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 20, 2026